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                                                                     Exhibit 4.3

                                                                  EXECUTION COPY

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                             RELIANT RESOURCES, INC.

                         COMMON STOCK WARRANT AGREEMENT

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                           Dated as of March 28, 2003

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                                TABLE OF CONTENTS

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Section 1.   Issuance of Warrants..........................................................1

Section 2.   Form of Warrant Certificates..................................................1

Section 3.   Execution of Warrant Certificates.............................................1

Section 4.   Registration..................................................................1

Section 5.   Transfers and Exchanges.......................................................2

Section 6.   Mutilated or Missing Warrant Certificates.....................................2

Section 7.   Exercisability or Cancellation of Warrants; Exercise of Warrants..............2

Section 8.   Adjustment of Number of Warrant Shares Issuable upon Exercise of a Warrant and Adjustment of the Relevant Exercise Price..............................5

Section 9.   Reservation of Shares.........................................................9

Section 10.  No Impairment.................................................................9

Section 11.  No Rights or Liabilities as Stockholder.......................................9

Section 12.  Fractional Interests.........................................................10

Section 13.  Registration Rights..........................................................10

Section 14.  [Reserved.]..................................................................17

Section 15.  Definitions..................................................................17

Section 16.  Notices......................................................................21

Section 17.  Supplements, Amendments and Waivers..........................................21

Section 18.  Representations and Warranties of the Warrantholders.........................22

Section 19.  Successors and Assigns.......................................................22

Section 20.  Termination..................................................................22

Section 21.  Governing Law; Jurisdiction..................................................22

Section 22.  Third Party Beneficiaries....................................................23

Section 23.  Headings.....................................................................23

Section 24.  Entire Agreement.............................................................23

Section 25.  Joint Drafting...............................................................23

SCHEDULE A   List of Warrantholders
EXHIBIT A    Form of Warrant Certificate
              - Election to Purchase
              - Assignment

                                       -i-

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          THIS COMMON STOCK WARRANT AGREEMENT (this "Agreement"), dated as of
March 28, 2003, is made by Reliant Resources, Inc., a Delaware corporation (including any successor, the "Company"), for the benefit of the holders from time to time (the "Warrantholders") of the Common Stock Warrants to be issued pursuant hereto. Certain capitalized terms used herein are defined in Section 15 hereof.

Section 1. Issuance of Warrants.

          The Company hereby authorizes a series of warrants known as the Reliant Resources, Inc. Common Stock Warrants (the "Warrants") and issues and grants to the Warrantholders listed on Schedule A hereto warrants to purchase up to an aggregate of 6.5% of the common stock, par value $.001 per share (the "Common Stock"), of the Company on a fully-diluted basis as of the date hereof (after giving effect to the Warrants to be issued pursuant hereto). Each Warrantholder shall receive the number of Warrants set forth opposite the name of such Warrantholder on Schedule A attached hereto under the heading "Aggregate Number of Warrants". Each Warrant shall entitle the holder, subject to the conditions relating to exercisability and exercise set forth in Section 7 of this Agreement, to purchase on or after the Relevant Initial Exercise Date and prior to 5:00 p.m., New York City time, on the Relevant Expiration Date one share of Common Stock at the Relevant Exercise Price. The number of Warrants issued to each Warrantholder pursuant to this Agreement, the number of shares of Common Stock issuable upon exercise of each Warrant (the "Warrant Shares") and the Relevant Exercise Prices are all subject to adjustment pursuant to Section 8 hereof.

Section 2. Form of Warrant Certificates.

          The Company shall cause to be executed and delivered on or about the Closing Date to each Warrantholder three or more certificates evidencing the Warrants (the "Warrant Certificates") to be issued to such Warrantholder. Warrant Certificates shall be issued in registered form only, shall indicate whether such Warrant Certificate evidences Initial Warrants, First Reduction Warrants or Second Reduction Warrants, shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate and that are not inconsistent with the terms of this Agreement or as may be required by applicable law, rule or regulation. Each Warrant Certificate shall be dated the date of execution by the Company.

Section 3. Execution of Warrant Certificates.

          Each Warrant Certificate delivered hereunder shall be signed on behalf of the Company by its Chief Executive Officer, President or a Vice President. Each such signature may be in the form of a facsimile thereof and may be imprinted or otherwise reproduced on the Warrant Certificates.

          If any officer of the Company who signed any Warrant Certificate ceases to be an officer of the Company before the Warrant Certificate so signed shall have been delivered by the Company, such Warrant Certificate nevertheless may be delivered as though such person had not ceased to be such officer of the Company.

Section 4. Registration.

          The Company will keep or cause to be kept books for registration of ownership and transfer of each Warrant Certificate issued pursuant to this Agreement. Each Warrant Certificate issued pursuant to this Agreement shall be numbered by the Company and initially shall be registered by the Company in the name of the applicable Warrantholder set forth on Schedule A hereto. The Company

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may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 5. Transfers and Exchanges.

          A. Transfers. Subject to the following provisions of this Section 5, the Warrants are transferable, in whole or in part, upon surrender of the Warrant Certificates evidencing such Warrants at the office of the Company referred to in Section 16, together with a written assignment in the form of the Assignment appearing at the end of the form of Warrant Certificate attached hereto as Exhibit A, duly executed by Warrantholder or its agent or attorney. Upon such surrender, the Company shall, subject to this Section 5, register or cause the registration of the transfer upon the books maintained by or on behalf of the Company for such purpose. If the Warrants evidenced by any Warrant Certificate are to be transferred in whole, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the Warrants evidenced by any Warrant Certificate are to be transferred in part, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and a new Warrant Certificate to and in the name of the applicable Warrantholder in an amount equal to the number of Warrants evidenced by the surrendered Warrant Certificate that were not transferred.

          B. Restrictions on Transfer. No Warrant may be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of (each a "transfer") unless the transfer complies with all applicable securities laws and the provisions of this Agreement.

          C. Exchanges. A Warrant Certificate may be exchanged, at the option of the applicable Warrantholder, upon surrender of such Warrant Certificate at the office of the Company referred to in Section 16, for one or more other Warrant Certificates of like tenor and representing in the aggregate the same number of Warrants as was represented by the surrendered Warrant Certificate.

          D. Cancellation. Warrant Certificates surrendered for transfer or exchange shall be canceled by the Company.

Section 6. Mutilated or Missing Warrant Certificates.

          If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue, upon surrender and cancellation of any mutilated Warrant Certificate, or in lieu of and substitution for any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equal number of Warrants. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Company only upon the Company's receipt of reasonably satisfactory evidence of such loss, theft or destruction and, if requested, an indemnity agreement reasonably satisfactory to the Company.

Section 7. Exercisability or Cancellation of Warrants; Exercise of Warrants.

          A. Exercisability and Cancellation of Warrants.

               (i) Warrants shall only be exercisable in accordance with the terms of this Section 7A.

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               (ii) Each Warrantholder's Initial Warrants shall become
immediately exercisable on and after the date that is one hundred fifty (150) days after the Closing Date and shall not be cancelled except as provided in
Section 7B.

               (iii) Each Warrantholder's First Reduction Warrants shall become immediately exercisable after 12 p.m., Central Standard Time, on May 16, 2005 if since the Closing Date, the Company has not repaid the outstanding principal amount of the Term Loans and/or Tranche A Loans and/or permanently reduced the Total Revolving Credit Commitment in an aggregate principal repayment/reduction amount of at least $1.0 billion. If prior to 12 p.m., Central Standard Time, on May 16, 2005 the Company has repaid the outstanding principal amount of the Term Loans and/or Tranche A Loans and/or permanently reduced the Total Revolving Credit Commitment in an aggregate principal repayment/reduction amount of at least $1.0 billion, each Warrantholder's First Reduction Warrants shall be automatically cancelled as of the date of such loan repayment and/or commitment reduction without any further action on the part of the Company or any Warrantholder and the Warrantholders shall cease to have any rights with respect to such First Reduction Warrants.

               (iv) Each Warrantholder's Second Reduction Warrants shall become immediately exercisable after 12 p.m., Central Standard Time, on May 15, 2006 if since the Closing Date, the Company has not repaid the outstanding principal amount of the Term Loans and/or Tranche A Loans and/or permanently reduced the Total Revolving Credit Commitment in an aggregate principal repayment/reduction amount of at least $2.0 billion. If prior to 12 p.m., Central Standard Time, on May 15, 2006 the Company has repaid the outstanding principal amount of the Term Loans and/or Tranche A Loans and/or permanently reduced the Total Revolving Credit Commitment in an aggregate principal repayment/reduction amount of at least $2.0 billion, each Warrantholder's Second Reduction Warrants shall be automatically cancelled as of the date of such loan repayment and/or commitment reduction without any further action on the part of the Company or any Warrantholder and the Warrantholders shall cease to have any rights with respect to such Second Reduction Warrants.

               (v) The Company shall provide to each of the Warrantholders in accordance with Section 16 hereof notice (i) of the determination of the Relevant Exercise Price of each of the Initial Warrants, the First Reduction Warrants and the Second Reduction Warrants and (ii) of whether the First Reduction Warrants and the Second Reduction Warrants have become exercisable in accordance with the provisions of Section 7A. The Company shall provide such notice no later than the three (3) Business Days following the date of the event giving rise to the obligation to provide such notice.

          B. Exercise. Subject to the terms and conditions set forth in this
Section 7, Warrants may be exercised, in whole or in part (but not as to any fractional part of a Warrant), at any time or from time to time on and from the Relevant Initial Exercise Date until 5:00 p.m., New York City time, on the Relevant Expiration Date.

          To exercise any Warrant that has become exercisable in accordance with
Section 7A, a Warrantholder shall deliver to the Company at its office referred to in Section 16 the following: (i) a written notice in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached as Exhibit A hereto of such Warrantholder's election to exercise exercisable Warrants, which notice shall specify the number of such Warrantholder's Warrants being exercised; (ii) the Warrant Certificate or Warrant Certificates evidencing the Warrants being exercised; and (iii) payment of the aggregate Relevant Exercise Price.

          All rights of Warrantholder with respect to any Warrant that has become exercisable in accordance with Section 7A but that has not been exercised on or prior to 5:00 p.m., New York City time,

                                       -3-

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on the Relevant Expiration Date shall immediately cease and such Warrants shall be automatically cancelled without any further action on the part of the Company or any Warrantholder.

          C. Payment of Exercise Price. Payment of the aggregate Relevant Exercise Price with respect to Warrants being exercised hereunder may, at the election of Warrantholder, be made as follows: (i) by the payment to the Company, in cash, by check or wire transfer, of an amount equal to the Relevant Exercise Price multiplied by the number of Warrants then being exercised; or
(ii) by surrendering to the Company for cancellation Warrant Certificates evidencing Warrants to acquire a number of Warrant Shares equal to (x) the aggregate Relevant Exercise Price divided by (y) the Fair Market Value of one Warrant Share (a "cashless exercise").

          If a Warrantholder elects a cashless exercise, the number of Warrant Shares to be issued to Warrantholder upon such exercise shall be computed using the following formula:

          X = Y(A-B)
              ------
              A

          X = the number of Warrant Shares to be issued to Warrantholder

          Y = the number of Warrant Shares underlying the Warrants being exercised

          A = the Fair Market Value of one Warrant Share

          B = the Relevant Exercise Price

          Anything herein to the contrary notwithstanding, in connection with a cashless exercise a Warrantholder shall only be entitled to surrender for cancellation Warrant Certificates that are currently exercisable in accordance with Section 7A.

          D. Payment of Taxes. The Company shall be responsible for paying any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of Warrant Shares on the exercise of a Warrant.

          E. Delivery of Warrant Shares. Upon receipt of the items referred to in Section 7B, the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute and deliver or cause to be executed and delivered, to or upon the written order of the applicable Warrantholder, and in the name of such Warrantholder or such Warrantholder's designee, a stock certificate or stock certificates representing the number of Warrant Shares to be issued on exercise of the Warrant(s). Such certificates may bear any restrictive legend required under applicable law, rule or regulation. The stock certificate or certificates so delivered shall be registered in the name of the applicable Warrantholder or such other name as shall be designated in said notice. A Warrant shall be deemed to have been exercised and such stock certificate or stock certificates shall be deemed to have been issued, and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Relevant Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised, is received by the Company as aforesaid. If the Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the certificates representing the Warrant Shares, deliver to the holder thereof a new Warrant Certificate evidencing the Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of Warrants evidenced thereby) be identical to the Warrant Certificate being

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exercised. Any Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

          F. Legend on Warrant Shares. If required under applicable law, rule or regulation, the Warrant Shares to be issued upon exercise of any Warrant shall be stamped or imprinted with a legend substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT AND LAWS.

If the Warrant Shares are issued with the aforementioned legend, upon the occurrence of any event permitting the removal of such legend, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder one or more new certificates evidencing Warrant Shares not bearing such legend.

Section 8. Adjustment of Number of Warrant Shares Issuable upon Exercise of a Warrant and Adjustment of the Relevant Exercise Price.

          A. Adjustment for Stock Splits, Stock Dividends, Recapitalizations. The number of Warrant Shares issuable upon exercise of each Warrant and the Relevant Exercise Price shall each be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or the like affecting the number of outstanding shares of Common Stock that occurs after the date hereof; provided that, no adjustment to the Relevant Exercise Price applicable to a Warrant shall be made to the extent that such stock dividend, stock split, reverse stock split, recapitalization or the like affecting the number of outstanding shares of Common Stock occurs prior to the Exercise Price Set Date for such Warrant.

          B. Adjustments for Reorganization, Consolidation, Merger. If after the date hereof, the Company (or any other entity, the stock or other securities of which are at the time receivable upon the exercise of the Warrants), consolidates with or merges into another entity or conveys all or substantially all of its assets to another entity, then, in each such case, each Warrantholder, upon any permitted exercise of a Warrant (as provided in Section
7), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall receive, in lieu of the stock or other securities and property receivable upon the exercise of the Warrant prior to such consummation, the stock or other securities or property to which such Warrantholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Warrantholder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 8. The successor or purchasing entity in any such reorganization, consolidation, merger or conveyance (if other than the Company) shall, upon the effectiveness of such reorganization, consolidation, merger or conveyance, duly execute and deliver to each Warrantholder a written acknowledgment of such entity's obligations under the Warrants and this Agreement. The provisions of this Section 8B shall similarly apply to successive reorganizations, consolidations, mergers or conveyances.

          C. Adjustments for Other Distributions.

               (i) If after the Exercise Price Set Date applicable to any Warrant, the Company distributes to the holders of its Common Stock any cash, evidences of indebtedness or other

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assets (other than distributions to which Section 8A applies and regularly scheduled ordinary cash dividends payable to all holders of Common Stock out of consolidated earnings or earned surplus of the Company, determined in accordance with generally accepted accounting principles in the U.S.), in each such case, the Relevant Exercise Price applicable to such Warrant will be adjusted by subtracting from the Relevant Exercise Price applicable to such Warrant in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution, the value of the cash, evidences of indebtedness or other assets to be distributed with respect to a share of Common Stock. Each adjustment under this paragraph will be effective at the close of business on the record date for the determination of stockholders entitled to receive the distribution which results in the aforementioned adjustment. The value of evidences of indebtedness or other assets will be their fair market value as determined in good faith by the Board of Directors of the Company.

               (ii) If after the Exercise Price Set Date applicable to any Warrant, the Company repurchases shares of its Common Stock (by means of a tender offer or otherwise) at a price per share in excess of the Fair Market Value of such shares, in each such case, the Relevant Exercise Price applicable to such Warrant will be adjusted by subtracting from the Relevant Exercise Price applicable to such Warrant in effect immediately prior to such repurchase the amount obtained by dividing (A) the aggregate consideration paid by the Company in excess of such Fair Market Value, by (B) the number of shares of Common Stock outstanding immediately prior to such repurchase. Each adjustment under this paragraph will be effective at the close of business on the date of any such repurchase which results in the aforementioned adjustment.

               (iii) If one or more adjustments pursuant to this Section 8C would cause the Relevant Exercise Price applicable to any Warrant to be less than the par value of the Common Stock, the Company shall, after adjusting the Relevant Exercise Price to an amount equal to the par value of the Common Stock, pay the per share amount of any adjustments not applied to reduce the Relevant Exercise Price in cash to each Warrantholder on such Warrantholder's exercise of a Warrant.

          D. Other Adjustments. If any event shall occur as to which the provisions of Sections 8A, B and C are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such sections (which are to place the holders of Warrants in a position as nearly equal as possible to the position such holders would have occupied had such holders purchased shares of Common Stock on the date hereof), then, in each such case, the Board of Directors of the Company, in its good faith, shall cause the Company to make such adjustments, on a basis consistent with the essential intent and principles established in Sections 8A, B and C, necessary to preserve, without dilution, the purchase rights represented by the Warrants.

          E. Adjustments for Dilutive Issuances. The Relevant Exercise Prices and the number of Warrant Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

               (i) (a) If the Company shall issue, after the date of this Agreement, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Fair Market Value of the Common Stock, the Relevant Exercise Prices in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to prices determined by multiplying each such Relevant Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock (as determined in accordance with subsection 8(E)(i)(e) below) that the aggregate consideration received by the Company for such issuance would purchase at the Fair Market Value of the Common Stock plus the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock and the denominator of which shall be the

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number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock; provided that, no adjustment to the Relevant Exercise Price applicable to a Warrant shall be made to the extent that such issuance of Additional Stock occurs prior to the Exercise Price Set Date for such Warrant. If the Company shall issue, after the date of this Agreement, any Additional Stock without consideration or for a consideration per share less than the Fair Market Value of the Common Stock (regardless of whether such issuance would result in an adjustment of any Relevant Exercise Price), the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted by dividing the number of Warrant Shares issuable upon exercise of each Warrant by the fraction used for purposes of the aforementioned adjustment.

          (b) No adjustment of the Relevant Exercise Prices shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 8(E)(i)(e)(3) and 8(E)(i)(e)(4), no adjustment of the Relevant Exercise Prices pursuant to this subsection 8(E)(i) shall have the effect of increasing the Relevant Exercise Prices above the Relevant Exercise Prices in effect immediately prior to such adjustment.

          (c) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable underwriting discounts or sales commissions paid by the Company to any underwriters or placement agents in connection with the issuance and sale thereof.

          (d) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

          (e) In the case of the issuance (whether before, on or after the date of this Agreement) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 8(E)(i) and subsection (8)(E)(ii):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 8(E)(i)(c) and 8(E)(i)(d)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 8(E)(i)(c) and 8(E)(i)(d)).

                    (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Relevant Exercise Prices to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustments shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Relevant Exercise Prices to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 8(E)(i)(e)(l) and
(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 8(E)(i)(e)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 8(E)(i)(e)) by the Company after the date of this Agreement other than:

                    (a) Common Stock issued pursuant to a transaction described in Section 8A hereof;

                    (b) shares of Common Stock issuable or issued to officers, directors or employees of, or consultants to, the Company pursuant to a stock option plan, stock purchase plan or restricted stock plan approved by the Board of Directors of the Company; provided that (1) in the case of any option, such options are issued at an exercise price not less than the closing market price of the Common Stock on the principal exchange on which such stock is traded on the date of grant and otherwise in accordance with the Company's past practices, and (2) in the case of all other issuances, such issuances are made in accordance with the Company's past practices (including, without limitation, as to the amounts issued and in the case of any stock purchase plan, the prices at which shares are issued).

                    (c) shares of Common Stock issued upon conversion or exercise of convertible or exercisable securities outstanding as of the date hereof including the Warrants to be issued pursuant hereto.

          F. Certificate of Adjustments.

          Upon the occurrence of any event resulting in an adjustment in the number of Warrant Shares (or other stock or securities or property) receivable upon the exercise of the Warrants or the Relevant Exercise Prices, the Company shall promptly thereafter (i) compute such adjustment in accordance with the terms of the Warrants, (ii) prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and (iii) mail copies of such certificate to each Warrantholder.

Section 9. Reservation of Shares.

          The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, or its authorized and issued Common Stock held in its treasury, the aggregate number of the Warrant Shares deliverable upon the exercise of all outstanding Warrants (whether or not currently exercisable), for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon the due and punctual exercise of the Warrants, through 5:00 p.m., New York City time, on the Relevant Expiration Date.

Section 10. No Impairment.

          The Company shall not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or this Agreement, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholders under the Warrants and this Agreement against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) shall not set or increase the par value of any Warrant Shares above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants.

Section 11. No Rights or Liabilities as Stockholder.

          A. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Common Stock which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatsoever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or, except as set forth in Section 11B, other actions affecting stockholders or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt and collection by the Company of the Relevant Exercise Price and any other amounts payable upon such exercise. No provision hereof, in the absence of affirmative action by a Warrantholder to purchase Warrant Shares shall give rise to any liability of such holder for the Relevant Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or any other Person.

          B. Notice to Warrantholders. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

               (i) the Company shall authorize the payment of any distribution upon the Common Stock in any securities or authorize the making of any distribution to all holders of Common Stock;

               (ii) the Company shall authorize the issuance to all holders of Common Stock of any additional Common Stock or securities convertible into or exchangeable for Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock or of any other subscription rights, options or warrants;

               (iii) a dissolution, liquidation or winding up of the Company; or

               (iv) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing company and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

          Such giving of notice shall be initiated at least 20 Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's transfer books for the determination of the holders entitled to such distribution or subscription rights, or for the determination of the holders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. In addition, the Company shall provide to Warrantholder, at the same time such notice is provided, such information relating to such distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation, winding up or conversion to corporate or other form as may be reasonably necessary for Warrantholder to make an informed decision whether to exercise its rights, to the extent exercisable, hereunder.

Section 12. Fractional Interests.

          The Company shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants or to distribute certificates that evidence fractional shares of Common Stock. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable to a Warrantholder, the number of Warrant Shares to be issued by the Company to such Warrantholder shall be rounded up.

Section 13. Registration Rights.

          A. Demand Registration.

               (i) Request for Registration. If the Company shall receive a request from Holders holding at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Registration Statement under the Securities Act (a "Demand Registration"), the Company as promptly as practicable thereafter shall file a Registration Statement with respect to all Registrable Securities that it has been so requested to include; provided, however, the Company shall be entitled to defer such registration for a period of up to sixty (60) days if and to the extent that its Board of Directors reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would be materially detrimental to the interests of the Company or the Company's stockholders, provided, further, that no registration may be deferred, pursuant to the provisions of this sentence, on more than one occasion in any twelve (12) month period. The Company shall also promptly give written notice to all other Holders of any Registrable Securities of its intention to effect any Demand Registration within five (5) days after such notice has been received by the Company and the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof. The Company shall only be required to effect three (3) Demand Registrations pursuant to this Section 13A(i).

               (ii) Payment of Registration Expenses for Demand Registration. The Company shall pay all Registration Expenses in connection with the Demand Registration.

               (iii) Selection of Underwriters. If any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be selected and obtained by the Holders of a majority of the Registrable Securities to be registered. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld or delayed.

               (iv) Priority in Demand Registration. Notwithstanding any other provision contained in this Section 13A, if a Demand Registration involves an offering by or through underwriters, and the underwriter managing the offering reasonably believes in good faith that the inclusion of all Registrable Securities requested by Holders to be included in the Registration Statement would materially adversely affect such offering, such managing underwriter shall so advise each Holder of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities of Holders that may be included in the underwriting shall be allocated among all such Holders pro rata in proportion to the number of Registrable Securities such Holders have requested to be registered; provided however that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          B. Piggyback Registration.

               (i) Right to Include Registrable Securities. If the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "Piggyback Registration"), it shall give prompt written notice thereof to all Holders of such Holders' rights under this Section 13B(i). Upon the written request of any such Holder made within twenty (20) days after receipt of any such notice (which request shall specify the type and amount of the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof.

               (ii) Withdrawal of Piggyback Registration by Company. If, at any time after giving written notice of the intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All reasonable best efforts obligations of the Company pursuant to
Section 13D shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 13B.

               (iii) Piggyback Registration of Underwritten Public Offerings. If a Piggyback Registration involves an offering by or through underwriters, then,
(a) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling unitholders and (b) any Holder requesting to have its Registrable Securities included in such Registration Statement may elect in writing, not later than five (5) Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have its Registrable Securities so included in connection with such registration.

               (iv) Payment of Registration Expenses for Piggyback Registration. The Company shall pay all Registration Expenses in connection with any Piggyback Registration.

               (v) Priority in Piggyback Registration. Notwithstanding any other provision contained in this Section 13B, if a Piggyback Registration involves an offering by or through underwriters, the Company shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; provided that (a) if other selling stockholders who are employees, officers, directors or other Affiliates of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling stockholders' securities before any reduction or elimination of Registrable Securities; and (b) any such reduction or elimination (after taking into account the effect of clause (a)) shall be pro rata to all other holders of the securities of the Company exercising piggyback registration rights similar to those set forth herein in proportion to the respective number of securities they have requested to be registered.

          C. Form S-3 Registration.

               (i) Request for Registration. If the Company shall receive a request from any Holder of Registrable Securities then outstanding that the Company file a Registration Statement under the Securities Act on Form S-3 (a "Form S-3 Registration"), the Company will: (a) promptly give written notice of the proposed registration to all other holders of any other securities of the Company; and (b) as soon as practicable, file a Form S-3 Registration Statement covering all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request (to the extent such other Holders make their written request for inclusion within fifteen (15) days after receipt of written notice from the Company); provided, however, that the Company shall not be obligated to effect any such registration pursuant to this
Section 13C(i): (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chairman and Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than ninety (90) days after receipt of the request of the Holders under this Section 13C(i); provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) during the period ending one hundred eighty (180) days after the effective date of a Piggyback Registration, provided that the Holders making the request for the Form S-3 Registration were entitled to sell all securities they requested to be included in the Piggyback Registration; or (5) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) Form S-3 Registrations for Holders pursuant to this Section 13C(i).

Subject to the foregoing, the Company shall file a Registration Statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of the Holders. Registrations effected pursuant to this Section 13C(i) shall not be counted as a Demand Registration effected pursuant to Section 13C(i).

               (ii) Payment of Registration Expenses for Form S-3 Registration. The Company shall pay all Registration Expenses in connection with any Form S-3 Registration.

               (iii) Selection of Underwriters. If any Form S-3 Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be selected and obtained by the Holders of a majority of the Registrable Securities to be registered. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld or delayed.

          D. Registration Procedures. In order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Section 13, the Company shall, as expeditiously as practicable:

               (i) prepare and file with the SEC, a Registration Statement under the Securities Act on any appropriate form chosen by the Company, in the Company's sole discretion, which shall be available for the sale of all Registrable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable Holder notices, and use the Company's reasonable best efforts to cause such Registration Statement to become effective as soon thereafter as reasonably practicable but in no event more than one hundred twenty (120) days after receipt of such notices or requests; provided, that, at least five (5) business days before filing with the SEC of such Registration Statement (or any amendment thereto), the Company shall furnish to each Holder whose Registrable Securities are included therein draft copies of such Registration Statement (or amendment), including all exhibits thereto and documents incorporated by reference therein. The Company shall provide to each Holder such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), all exhibits thereto and documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder included in such Registration Statement. The Company shall modify or amend the Registration Statement as it relates to any Holder as reasonably requested by such Holder on a timely basis, and shall reasonably consider other changes to the Registration Statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Holder on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations;

               (ii) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for up to two (2) years; and cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed to the extent required pursuant to Rule 424 promulgated under the Securities Act, during such two (2) year period; and otherwise comply with the provisions of the Securities Act and any other applicable Federal and state laws with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method(s) of disposition of such Registrable Securities set forth in such Registration Statement, Prospectus or supplement to such Prospectus;

               (iii) notify the Holders whose Registrable Securities are included in such Registration Statement and the underwriter(s), if any, of an underwritten offering of any of the Registrable Securities included in such Registration Statement, and confirm such advice in writing, (a) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (b) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (e) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that such Registration Statement, Prospectus or document incorporated by reference shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iv) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible moment or to prevent the entry of such an order;

               (v) use reasonable best efforts, to the extent necessary, to register or qualify the Registrable Securities included in such Registration Statement under such other securities or blue sky laws of such jurisdictions as any Holder whose Registrable Securities are included in such Registration Statement reasonably requests in writing, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (b) subject itself to taxation in any such jurisdiction, or (c) take any action which would subject it to general service of process in any such jurisdiction;

               (vi) make available for inspection by each Holder whose Registrable Securities are included in such registration, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any representative, agent or employee of or attorney or accountant retained by any such Holder or underwriter(s) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility (or establish a due diligence defense), and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless (a) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (b) the disclosure of such Records is required by any applicable law or regulation or any governmental or regulatory authority with jurisdiction over the Holders or underwriter(s); provided, further, that such Holders or underwriter(s) agree that such Holders or underwriter(s) shall, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (vii) cooperate with the Holders whose Registrable Securities are included in such Registration Statement and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as such Holders or any underwriter(s) may reasonably request at least two (2) business days prior to any sale of Registrable Securities;

               (viii) comply with all applicable rules and regulations of the SEC;

               (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Holders holding a majority of the Registrable Securities included in such Registration Statement or the underwriter(s) in order to expedite and facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (a) make such representations and warranties, if any, to the Holders of such Registrable Securities and any underwriter(s) with respect to the Registration Statement, Prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (b) obtain opinions of counsel to the Company and updates thereof addressed to each such Holder and the underwriter(s), if any, with respect to the Registration Statement, Prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriter(s),
(c) obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to such Holders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in cold comfort letters by accountants in connection with underwritten offerings, and (d) deliver such documents and certificates as may be reasonably requested by the Holders holding a majority of such Registrable Securities and underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; each such action required by this clause
(ix) shall be done at each closing of the disposition of Registrable Securities under such underwriting or similar agreements or as and to the extent required thereunder;

               (x) if requested by the holders of a majority of the Registrable Securities included in such Registration Statement, use its reasonable best efforts to cause all Registrable Securities which are included in such Registration Statement to be listed, subject to notice of issuance, by the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed; and

               (xi) provide a transfer agent and registrar (which may be the same entity) for such Registrable Shares.

          E. Indemnification.

               (i) Indemnification by Company. In connection with each Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any Person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of Registrable Securities if (a) such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter, as applicable, specifically for use therein or (b) such Holder or underwriter was informed by the Company, pursuant to Section 13D, that a Prospectus or preliminary prospectus contained an untrue statement or omission or alleged untrue statement or omission and such Holder or underwriter, as applicable, continued to effect sales of Registrable Securities using such Prospectus or preliminary prospectus. The Company shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

               (ii) Indemnification by Holder. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 13E(i), the Company, its directors and each officer who signs the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto.

               (iii) Conduct of Indemnification Procedure. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 13E(i) or 13E(ii) shall be available to any party who shall fail to give notice as provided in this Section 13E(iii) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, such consent not to be unreasonably withheld. If an indemnifying party has assumed the defense of any action, suit, proceeding or claim, the indemnifying party shall not settle any such action, suit, proceeding or claim without the consent of the indemnified party unless such settlement contains, as a term thereof, a full and unconditional release of such indemnified party.

               (iv) Contribution. If the indemnification provided for in this
Section 13E is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omission that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 13E exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent.

               (v) Waiver, Release or Settlement. The Company hereby agrees not to enter into any waiver, release or settlement of any action, suit or proceeding arising under this Section 13 (whether or not the Holder is a formal party to any action, suit or proceeding) without the prior written consent of the Holder (such consent not to be unreasonably withheld).

               (vi) Specific Performance. The Company and the Holder acknowledge that remedies at law for the enforcement of this Section 13E may be inadequate and intend that this Section 13E shall be specifically enforceable.

Section 14. [Reserved.]

Section 15. Definitions.

          Unless the context otherwise requires, the terms defined in this
Section 15, whenever used in this Agreement shall have the respective meanings hereinafter specified and words in the singular or in the plural shall each include the singular and the plural and the use of any gender shall include all genders.

          "Affiliate" shall mean, with respect to any Person, any officer of director of such Person, or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" shall mean any day on which banking institutions are generally open for business in the City of New York.

          "Closing" shall mean 4:00 p.m., New York City time.

          "Closing Date" shall mean the closing date of the New Credit
Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exercise Price Set Date" shall mean (a) with respect to the Initial Warrants, the date that is one hundred fifty (150) days after the Closing Date,
(b) with respect to the First Reduction Warrants, the date that is sixty (60) days after the Closing Date, and (c) with respect to the Second Reduction Warrants, the date that is sixty (60) days after the sixth month anniversary of the Closing Date.

          "Fair Market Value" shall mean when used with respect to the Warrant Shares or any other shares of Common Stock,

          (a) the average over the thirty (30) trading-day period ending on the trading day which is two (2) trading days prior to the date of the event giving rise to the computation of Fair Market Value (e.g. the surrender of any Warrant Certificate in connection with a cashless exercise or the issuance of any Additional Stock), of:

               (i) the Closing sales prices of the Common Stock on the primary national securities exchange on which the Common Stock may at the time be listed, or

               (ii) if there were no sales on such exchange on any such trading day, the average of the highest bid and lowest asked prices on such exchange at the Closing, on such day, or

               (iii) if on any such trading day the Common Stock is not so listed, the Closing sales prices (or, if on any day there is no Closing sales price, the average of the representative bid and asked prices) quoted on Nasdaq on such day, or

               (iv) if on any such trading day the Common Stock is not quoted on Nasdaq, the Closing sales prices (or, if on any day there is no Closing sales price, the average of the highest bid and lowest asked price) on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization; or

          (b) if the Common Stock is not listed, traded, or quoted as set forth in subsection (a) above, an amount equal to the most recent per share price at which shares of Common Stock (or securities convertible, exchangeable or exercisable for shares of Common Stock) were sold by the Company to a third party purchaser that is neither an Affiliate nor an employee of the Company in a bona-fide, arms'-length transaction (a "Bona-Fide Private Sale"). In determining the price at which any such shares of Common Stock (or convertible, exchangeable or exercisable securities) were sold, any non-cash consideration shall be valued at the fair value thereof as determined by the Board of Directors of the Company acting in good faith (irrespective of any accounting treatment) and, in the case of the issuance of any securities convertible, exchangeable or exercisable for shares of Common Stock, shall include in addition to the consideration, if any, received on the issuance of such securities, the minimum price, if any, provided in such securities that is payable to the Company on the conversion, exchange or exercise thereof for the shares of Common Stock covered thereby. If no Bona-Fide Private Sale has occurred within six (6) months of the date of the event giving rise to the computation of Fair Market Value (e.g. the surrender of any Warrant Certificate in connection with a cashless exercise or the issuance of any Additional Stock), the Fair Market Value of the Common Stock shall be determined in good faith by the Board of Directors of the Company after taking reasonable steps to determine such value including obtaining third party appraisals or valuation opinions from nationally recognized investment banks.

          "First Reduction Warrants" shall mean, with respect to each Warrantholder, the number of Warrants set forth opposite such Warrantholder's name on Schedule A hereto under the heading "First Reduction Warrants".

          "Holder" shall mean a holder of Registrable Securities.

          "Initial Warrants" shall mean, with respect to each Warrantholder, the number of Warrants set forth opposite such Warrantholder's name on Schedule A hereto under the heading "Initial Warrants".

          "New Credit Agreement" shall mean that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time), among (i) Reliant Resources, Inc., a Delaware corporation, as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent.

          "Person" shall mean any corporation, association, partnership, joint venture, trust, organization, business, individual, government or political subdivision thereof or governmental body.

          "Prospectus" shall mean any prospectus included in any Registration Statement, as amended or supplemented, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

          "Registration Expenses" shall mean any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Section 13, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; and (v) the fees and disbursements of one counsel retained by the holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any.

          "Registrable Securities" means (a) any Warrant Shares issued to the Warrantholders, and (b) any other Securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clause (a); provided that any Warrant Share or such other Security shall cease to be a Registrable Security when it is sold pursuant to a Registration

Statement or Rule 144 under the Securities Act, or is eligible for resale under Rule 144(k) under the Securities Act and the Company has agreed to remove any restrictive legends imprinted on such Warrant Share or other Security.

          "Registration Statement" means any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

          "Relevant Exercise Price" shall mean (a) with respect to the Initial Warrants, an amount per Warrant Share equal to the average daily closing price per share of the Common Stock on the primary national securities exchange on which such Common Stock is traded for the sixty (60) calendar day period beginning ninety (90) calendar days after the Closing Date, subject to adjustment in accordance with the terms of Section 8 hereof, (b) with respect to the First Reduction Warrants, an amount per Warrant Share equal to the average daily closing price per share of the Common Stock on the primary national securities exchange on which such Common Stock is traded for the one hundred twenty (120) calendar day period beginning sixty (60) calendar days prior to the Closing Date, subject to adjustment in accordance with the terms of Section 8 hereof, and (c) with respect to the Second Reduction Warrants, an amount per Warrant Share equal to the average daily closing price per share of the Common Stock on the primary national securities exchange on which such Common Stock is traded for the sixty (60) calendar day period beginning on the sixth month anniversary of the Closing Date, subject to adjustment in accordance with the terms of Section 8 hereof.

          "Relevant Expiration Date" shall mean (a) with respect to the Initial Warrants, the fifth anniversary of the Exercise Price Set Date for the Initial Warrants, (b) with respect to the First Reduction Warrants, May 16, 2010, and
(c) with respect to the Second Reduction Warrants, May 15, 2011.

          "Relevant Initial Exercise Date" shall mean (a) with respect to the Initial Warrants, the date that is one hundred fifty (150) days after the Closing Date, (b) with respect to the First Reduction Warrants, May 16, 2005 and
(c) with respect to the Second Reduction Warrants, May 15, 2006; provided, in the case of clauses (b) and (c), the conditions to exercisability set forth in
Section 7A have been met.

          "Second Reduction Warrants" shall mean, with respect to each Warrantholder, the number of Warrants set forth opposite such Warrantholder's name on Schedule A hereto under the heading "Second Reduction Warrants".

          "SEC" The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "Securities" shall mean the Common Stock or any other securities into which the Common Stock may hereafter be converted or for which the Common Stock may be exchanged.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute as at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor federal statute.

          "Term Loans" shall have the meaning given to such term in the New Credit Agreement.

          "Total Revolving Credit Commitment" shall have the meaning given to such term in the New Credit Agreement.

          "Tranche A Loans" shall have the meaning given to such term in the New Credit Agreement.

Section 16. Notices.

          All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "Notice") shall be in writing and shall be sufficiently given (a) if hand delivered, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Company:

               Reliant Resources, Inc.
               1111 Louisiana Street
               Houston, Texas  77002
               Attention: Rex Clevenger
                          Senior Vice President
               Facsimile No.: (713) 497-0988
               Telephone No.: (713) 497-3160

               with a courtesy copy to:

               1111 Louisiana Street
               Houston, Texas 77002
               Attention: Hugh Rice Kelley, Esq.
                          General Counsel
               Facsimile No.: (713) 497-0140
               Telephone No.: (713) 497-7265

               Skadden, Arps, Slate, Meagher & Flom (Illinois)
               333 W. Wacker Drive
               Chicago, IL 60606
               Attention: Tim Pohl
               Facsimile No.: (312) 407-0411
               Telephone No.: (312) 407-0700

               if to a Warrantholder:

               At the address of such Warrantholder set forth on Schedule A.

or such other address as shall be furnished by the Company or any of the Warrantholders (including any transferee of an original Warrantholder) in a Notice. Any Notice shall be deemed given upon receipt.

Section 17. Supplements, Amendments and Waivers.

          This Agreement may be supplemented or amended only by a subsequent writing signed by the Company and Warrantholders holding a majority of the outstanding Warrants; provided that no supplement or amendment may be made to
Section 7, Section 8 or this Section 17 (or any of the defined terms used in Section 7, Section 8 or this Section 17) without a subsequent writing signed by the Company and each Warrantholder.

Section 18. Representations and Warranties of the Warrantholders.

          Each Warrantholder, by its acceptance of the Warrants to be issued herewith represents and warrants to the Company that (a) such Warrantholder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (b) such Warrantholder is acquiring the Warrants and the Warrant Shares to be issued upon exercise of such Warrants for investment, for its own account, and not with a view to, or for sale in connection with, any distribution.

Section 19. Successors and Assigns.

          Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Warrants issued under this Agreement may be assigned by a Warrantholder only to the extent such assignment satisfies the restrictions on transfer set forth in this Agreement; any attempted assignment of Warrants in violation of the terms hereof shall be void ab initio.

Section 20. Termination.

          This Agreement (other than Sections 7D, 11 and Sections 15 through 22, inclusive, and all related definitions, all of which shall survive such termination) shall terminate on the earlier of (i) the latest Relevant Expiration Date and (ii) the date on which all Warrants have been exercised or canceled in accordance with Section 7.

Section 21. Governing Law; Jurisdiction.

          A. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

          B. Submission to Jurisdiction. The Company and each Warrantholder by its acceptance of a Warrant hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Agreement or the Warrant Certificates and Warrants to be issued pursuant hereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          C. Venue. The Company and each Warrantholder irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, or the Warrant Certificates and Warrants to be issued pursuant hereto, in any court referred to in subsection B. The Company and each Warrantholder hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court.

Section 22. Third Party Beneficiaries.

          This Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Company, the Warrantholders and their respective successors and permitted assigns.

Section 23. Headings.

          The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 24. Entire Agreement.

          This Agreement, together with the Warrant Certificates, Schedules and Exhibits, constitutes the entire agreement and understanding between the Company and the Warrantholders hereto with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the Company and the Warrantholders with respect to such subject matter.

Section 25. Joint Drafting.

          This Warrant Agreement shall be deemed to have been jointly drafted by the Company and the Warrantholders, and no provisions of it shall be interpreted or construed for or against the Company or the Warrantholders because such party purportedly prepared or requested such provision, any other provision, this Warrant Agreement or a Warrant Certificate.

                        [SIGNATURE ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day and year first above written.

                                        RELIANT RESOURCES, INC.


                                        By: /s/ William S. Waller, Jr.
                                            ------------------------------------
                                            Name: William S. Waller, Jr.
                                            Title: Vice President and Treasurer

                                   SCHEDULE A

                             LIST OF WARRANTHOLDERS

                                          Aggregate                 First       Second
          Name of                         Number of    Initial    Reduction   Reduction
       Warrantholder            Address    Warrants    Warrants    Warrants    Warrants
---------------------------------------------------------------------------------------
Bank of America, N.A.                     2,795,195   1,075,075    860,060     860,060
---------------------------------------------------------------------------------------
Barclays Bank PLC                         2,791,760   1,073,754    859,003     859,003
---------------------------------------------------------------------------------------
Deutsche Bank AG,
   New York Branch                        2,104,980     809,608    647,686     647,686
---------------------------------------------------------------------------------------
Commerzbank AG, New York and
   Grand Cayman Branches                  1,581,310     608,196    486,557     486,557
---------------------------------------------------------------------------------------
ABN Amro Bank N.V.                        1,510,915     581,121    464,897     464,897
---------------------------------------------------------------------------------------
Westdeutsche Landesbank
   Girozentrale, New York Branch          1,409,616     542,160    433,728     433,728
---------------------------------------------------------------------------------------
Toronto Dominion (Texas),
   Inc.                                   1,126,320     433,200    346,560     346,560
---------------------------------------------------------------------------------------
The Bank of Nova Scotia                   1,043,906     401,502    321,202     321,202
---------------------------------------------------------------------------------------
Citicorp USA, Inc.                          757,175     291,221    232,977     232,977
---------------------------------------------------------------------------------------
ING Capital LLC                             686,780     264,146    211,317     211,317
---------------------------------------------------------------------------------------
The Royal Bank of Scotland
   PLC                                      671,327     258,203    206,562     206,562
---------------------------------------------------------------------------------------
Royal Bank of Canada                        566,593     217,921    174,336     174,336
---------------------------------------------------------------------------------------
BNP Paribas North America,
   Inc.                                     528,820     203,392    162,714     162,714
---------------------------------------------------------------------------------------
Bayerische Hypo-Und
   Vereinsbank AG, New York
   Branch and/or Grand Cayman
   Branch                                   429,237     165,091    132,073     132,073
---------------------------------------------------------------------------------------
JPMorgan Chase Bank                         391,465     150,563    120,451     120,451
---------------------------------------------------------------------------------------
Dexia Credit Local, New York
   Agency                                   343,389     132,073    105,658     105,658
---------------------------------------------------------------------------------------
Merrill Lynch Capital
   Corporation                              343,389     132,073    105,658     105,658
---------------------------------------------------------------------------------------
The Bank of Tokyo-
   Mitsubishi, Ltd.                         327,938     126,130    100,904     100,904
---------------------------------------------------------------------------------------
Bayerische Landesbank,
   Cayman Islands Branch                    327,938     126,130    100,904     100,904
---------------------------------------------------------------------------------------
Credit Suisse First Boston                  257,543      99,055     79,244      79,244
---------------------------------------------------------------------------------------
National Australia Bank Ltd                 171,695      66,037     52,829      52,829
---------------------------------------------------------------------------------------

                                  Schedule A-1

                                          Aggregate                 First       Second
          Name of                         Number of    Initial    Reduction   Reduction
       Warrantholder            Address    Warrants    Warrants    Warrants    Warrants
-----------------------------   -------   ---------   ---------   ---------   ---------
U.S. Bank National
   Association                               85,848      33,018    26,415      26,415
---------------------------------------------------------------------------------------
Cobank, ACB                                  85,848      33,018    26,415      26,415
---------------------------------------------------------------------------------------
Intesabci, Los Angeles
   Foreign Branch                            34,339      13,207    10,566      10,566
---------------------------------------------------------------------------------------

                                                                       EXHIBIT A

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT AND LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A WARRANT AGREEMENT MADE BY RELIANT RESOURCES, INC. FOR THE BENEFIT OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE HOLDER OF THIS CERTIFICATE BY THE ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE TERMS OF THE WARRANT AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO RELIANT RESOURCES, INC.

     The Warrants Represented by this Certificate Constitute [Initial Warrants][_________ Reduction Warrants]

NO.                                                                     WARRANTS
   --                                                           -------

                                     FORM OF

                               Warrant Certificate

                             RELIANT RESOURCES, INC.

          This Warrant Certificate certifies that              , a
                                                  -------------
                    , or its registered assigns (the "Warrantholder"), is the
--------------------
registered holder of        Warrants to purchase up to      shares (the "Warrant
                     ------                            ----
Shares") of common stock, par value $.001 per share (the "Common Stock"), of Reliant Resources, Inc. (the "Company"). Each Warrant entitles the holder, subject to the conditions relating to exercisability, cancellation and exercise set forth in Section 7 of the Warrant Agreement referred to below, to purchase from the Company at any time on or after the Relevant Initial Exercise Date (as defined in the Warrant Agreement) prior to 5:00 p.m., New York City time, on the Relevant Expiration Date (as defined in the Warrant Agreement) one fully paid and nonassessable Warrant Share at the Relevant Exercise Price (as defined in the Warrant Agreement). The number of Warrant Shares for which each Warrant is exercisable and the Relevant Exercise Price are subject to adjustment as provided in the Warrant Agreement.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase Warrant Shares and are issued pursuant to a Warrant Agreement, dated as of March 28, 2003 (the "Warrant Agreement"), made by the Company for the benefit of the holders from time to time of the Warrants and the Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Warrantholders. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

          Warrantholder may exercise the Warrants represented by this Warrant Certificate (to the extent exercisable in accordance with Section 7A of the Warrant Agreement) by surrendering this Warrant Certificate, with the Election to Purchase attached hereto properly completed and executed,

                                   Exhibit A-1
together with payment of the aggregate Relevant Exercise Price, at the offices of the Company specified in Section 16 of the Warrant Agreement. If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          This Warrant Certificate, when surrendered at the offices of the Company specified in Section 16 of the Warrant Agreement, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Warrantholder may transfer the Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Sections 5 of the Warrant Agreement.

          The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be governed by and construed in accordance with the laws of the State of New York.

                                   Exhibit A-2

          WITNESS the signature of the duly authorized officer of the Company.

Dated:  March 28, 2003                  RELIANT RESOURCES, INC.


                                        By:
                                            ------------------------------------
                                            Name: William S. Waller, Jr.
                                            Title: Vice President and Treasurer

                                   Exhibit A-3

                                     FORM OF

                              ELECTION TO PURCHASE

          (To be executed and delivered to the Company upon exercise of a Warrant after the Relevant Initial Exercise Date and prior to the Relevant Expiration Date)

          The undersigned hereby irrevocably elects to exercise           of the
                                                                ---------
Warrants evidenced by the attached Warrant Certificate to purchase Warrant Shares, and herewith tenders (or is concurrently tendering) payment for such Warrant Shares in an amount determined in accordance with the terms of the Warrant Agreement. The undersigned requests that a certificate representing such
Warrant Shares be registered in the name of                          , whose
                                            -------------------------
address is                                          , and that such certificate
           -------------------- --------------------
be delivered to                          , whose address is
                -------------------------                   --------------------
                         . If said number of Warrants is less than the number of
-------------------------
Warrants evidenced by the Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the number of Warrants evidenced by this Warrant Certificate that are not being exercised be registered in the name of
                         , whose address is
-------------------------                   -------------------------
                          and that such Warrant Certificate be delivered to
-------------------------
                         , whose address is                         .
-------------------------                   ------------------------

               Dated                           ,
                    ---------------------------

               Name of holder of Warrant Certificate:

               ---------------------------------------

               ---------------------------------------
               (Please Print)


               Address:
                        ------------------------------

                        ------------------------------

               Federal Tax ID No.:
                                   -------------------


               Signature:
                          ----------------------------

               Note: The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and if the certificate evidencing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature above must be guaranteed.

Signature Guaranteed:

Dated:                   ,
       ------------------

                                     FORM OF

                                   ASSIGNMENT

          For value received,                  hereby sells, assigns and
                              ----------------
transfers unto                ,               of the Warrants evidenced by the
               ---------------  -------------
attached Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                            -------------------
as its due and lawful attorney, to register the transfer of said Warrants on the books of Reliant Resources, Inc., and to execute a new Warrant Certificate in
the name of                           whose address is
            -------------------------                  -------------------------
evidencing the number of Warrants so sold, assigned and transferred hereby. If the number of Warrants sold, assigned or transferred hereunder is less than the number of Warrants evidenced by the attached Warrant Certificate, then the undersigned requests that a new Warrant Certificate for an amount of Warrants equal to the number of Warrants evidenced by the attached Warrant Certificate that were not sold, transferred or assigned be registered in the name of the undersigned.

               Dated                           ,
                    ---------------------------

               Name of holder of Warrant Certificate:

               --------------------------------------

               --------------------------------------
               (Please Print)


               Address:
                        -----------------------------

                        -----------------------------

               Federal Tax ID No.:
                                   ------------------


               Signature:
                          ---------------------------

               Note: The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and such signature must be guaranteed.

Signature Guaranteed:
                      -------------------------

Dated:                  ,
       -----------------  -----

                                       -2-